UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2024

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 427 under the Securities Act (17 CFR 230.427)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

Silver Star Properties REIT, Inc.’s (the “Company”) previously announced consent solicitation in lieu of an annual meeting (the “Consent Solicitation”) closed as of 5:00 pm ET on January 29, 2024 in accordance with the Company's previously filed Notice of Consent in Lieu of Annual Meeting, dated as of November 29, 2023, and the Company's definitive proxy statement, filed as of November 29, 2023, as amended and supplemented.

On January 29, 2024, a judge in the Circuit Court for Baltimore City, Maryland issued an order (the “Order”) granting a Motion for Preliminary Injunction filed by Allen R. Hartman and Hartman vREIT XXI, Inc. in a pending action styled Allen R. Hartman, et al. v. Silver Star Properties REIT, Inc., et al., Case No. 24-c-23-003722.

Pursuant to the Order, the Company, who was otherwise in charge of counting votes, was permitted to continue accepting consents from stockholders until 5:00 p.m. ET on January 29, 2024 in connection with the Consent Solicitation, but is now enjoined from counting and analyzing consents received until further order.

The Company is evaluating its options concerning further review of the Order. Regardless of the outcome of the counting of the votes in the Consent Solicitation, a majority of the existing directors, including all of the members of the Executive Committee, will continue as the directors of the Company.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Gerald W. Haddock
Name: Gerald W. Haddock
Title: Chief Executive Officer and Chairman of the Executive Committee
Date:  February 1, 2024